SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE ("Agreement") is made as of the 27th day of February, 2006 by and among Americana Distribution, Inc. (the "Company") and Montgomery Capital Partners ("Montgomery"), on the one hand (collectively, the "ADEN Parties"), and Addison Adams, Erick Richardson, Nimish Patel, Kevin Friedmann, Marc Abdou, RP Capital LLC, and Richardson & Patel LLP (collectively, the "RP Parties") on the other hand, all of whom may hereafter be referred to as the "Parties."

RECITALS

A. The RP Parties claim the Company owes the following amounts for loans made to the Company, including interest through March 31, 2006:

Addison Adams	$29,731.94
Nimish Patel	$6,143.06
Erick Richardson	$41,730.56
Mark Abdou	$11,794.44
RP Capital LLC	$70,750.00
Kevin Friedmann	$14,722.22
Richardson & Patel LLP	$27,276.10

(the "Convertible Debt").

B.  Richardson & Patel LLP claims the Company owes it an additional $135,029 for unpaid legal fees and costs advanced (the "Legal Fees").

C.  The Convertible Debt has certain conversion rights into common stock of the Company based on the lowest 30 day average closing price of the stock.

D.  Whereas,in connection with the Convertible Debt, the RP Parties have received warrants to purchase shares of common stock of the Company at various prices (the "Warrants").

E, Whereas, certain of the RP Parties have rendered legal services to the Company in the past.

The parties wish to compromise and forever settle all claims related to the foregoing matters pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

1.  Cash Payment Promptly following full execution hereof, and in any event no later than March 31, 2006, the ADF3N Parties shall cause checks to be delivered to the RP Parties representing a cash payment of 7.5%. The checks shall all be delivered to Attn: Addison Adams, Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, The checks shall be issued to the following persons or entities and in the following amounts:

Addison Adams	$2,229.90
Nil»ish Patef	$460.73
Erick Richardson	53,129.79
Mark Abdou	$884.58
RP Capital LLC	$5,306.25
Kevin Friedmann	$1,104.17
Richardson & Patel LLP	$12,172.88
TOTAL	$25,288.30

2.  Stock Payment. The ADBN Parties shall cause shares of common stock of the Company to be issued to the RP Parties equal to an aggregate of 5% of the restructured Company (after taking into account any stock split, reverse stock split, stock dividend, conversion of outstanding debt into stock, payment of liabilities with stock in lieu of cash, and exercise of any outstanding options, warrants, or other convertible securities and agreements for the issuance of additional shares of stock). Certificates shag be issued to the RP Parties in pro-rata amounts based upon the above referenced cash payments, and shall be delivered no later than March 31, 2006 to Am: Addison Adams, Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024.

2.  Mutual Release. Except fur the rights and obligations of the Pathos arising from this Agreement, the ADBH Parties, on the one hand, and the RP Parties, on the other hand, hereby, for themselves, their employees, agents, partners, members, representatives, successors and assigns, discharge and release one another, their past and present employees, agents, executors, administrators, trustees, heirs, spouses, attorneys, partners, insurers, representatives, assigns, predecessors, successors and related entities (the 'Released Parties"), from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations,duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unniatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing,or event alleged, or arising out of the matters set forth in the Recitals, above. This Release includes, by way of clarification and not limitation, any obligation of the Company to repay the Convertible Now or the Legal pees, or to issue shares upon a conversion of the Convertible Notes or art exercise of the Warrants.

3.  Waiver of Unknown Claims. It is understood and agreed that the Parties` releases set forth hereinabove extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected and any and all rights under the provisions of Section 1542 of the Civil Code of California or under any comparable statute of any other jurisdiction. The Parties expressly acknowledge that they are familiar with and expressly waive and relinquish every right or benefit they have or may have under the provisions of Section 1542 of the Civil Code of California which reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

4.  Entire Agreement. This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any wanner except by a writing duly executed by the Parties. No Parry isrelying on any representationsother than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements All priordiscussions and negotiations have been and are merged,integrated into and superseded by this Agreement.

5.  Waiver. The delay or failure of a Parry to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto and no waiver of any such right, power, privelige, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereofin writing is provided.

6.  Attorneys' fees Upon Breach. If any action at law or in equity, or any motion, is brought to enforce this Agreement, the prevailing Party shall be entitled to all of its costs in bringing and prosecuting said action or motion, including reasonable attorneys' fees.

7.  Applicable Law. This Agreement shall be construed according to the laws of the State of California in effect as of the date of execution.

8.  Advice of Counsel. The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement. It is expressly understood and acknowledged that Richardson & Patel LLP does not represent any Party to this Agreement

9.  Costs. The Parties to this Agreement agree to bear their own costs and attorneys' fees in conneotion with this matter.

10.   No Liability. This Agreement is executed by the Parties hereto for the sole purpose of settling the matters involved in the dispute, and it is expressly understood and agreed, as a condition hereof; that this Agreement should not constitute nor be construed to be an admission of the truth or correctness of any claim asserted,

11.  Warranties. The Parties, and each of them, warrant: (i) that no other person or entity had or has or claims, any interest in any of the claims, demands, causes of action, or damages covered in this Agreement; (ii) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

12. Representation of Authority. Each individual executing this Agreement on behalf of any Partyexpressly represents andwarrants thathe/she has authorityto execute and thereby bind the Patty on behalf of which he/she executes this Agreement to the terms of this Agreement and agrees to indemnify and hold harmless each other party from any claim that such authority did not exist.

13. Headings. The headings included in this Agreement are for convenience only and do not limit, alter, or affect the matters contained in this Agreement or the paragraphs they encaption.

14.  Counterparts. This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

15.  Telefascimile Signatures. This Agreement and anydocuments relating to it may be executed and transmitted to any other party by telefacsimile, which telefacsimIle shall be deemed to be, and utilized in all respects as, an original, wet inked document.

AMERICANA DISTRIBUTION, INC.

By: /s/ Donna Silverman               Date: 3/16/06

Donna Silverman, CEO

MONTGOMERY CAPITAL PARTNERS

By: /s/                          Date:  3/9/06

Name:
Title:

RICHARDSON & P'ATEL LLP

By: /s/ Erick Richardson                Date: 3/7/06

Erick Richardson, Partner

RP CAPI'T'AL LLC

By: /s/ Erick Richardson                    Date: 3/7/06

Erick Richardson, President

By: /s/ Erick Richardson                    Date: 3/7/06

Erick Richardson

By: /s/ Addison Adams                    Date: 3/7/06

Addison Adams

By: /s/ Nimish Patel                Date: 3/7/06

Nimish Patel

By: /s/ Kevin Friedmann                   Date: 3/7/06

Kevin Friedmann

By: /s/ Mark Abdou                      Date: 3/7/06

Mark Abdou